Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

We are aware that our report dated April 26, 2002 on our review of the interim financial information of Midwest Grain Products, Inc. for the periods ended December 31, 2001 and 2000 is incorporated by reference in Registration Statement 333-51849. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


Kansas City, Missouri

April 26, 2002